Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CELULARITY INC.	C.A. No. 2023- - .

VERIFIED PETITIONFOR RELIEF PURSUANTTO 8 Del. C. § 205

Petitioner Celularity Inc. (“Celularity” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate corporate acts described below as follows:

NATURE OF THE ACTION

1. Through this Petition, Celularity seeks the Court’s urgent assistance to resolve the current uncertainty surrounding the validity of the Company’s Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) and the validity of the Company’s current capital structure effected thereby. This Petition seeks similar relief that several other publicly traded companies have recently sought from this Court. Specifically, the Company seeks to validate the New Certificate of Incorporation (including the Class A Increase Amendment defined below), as well as all shares of the Company’s Class A Common Stock issued in reliance on the validity of the New Certificate of Incorporation. Not until this Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) did the Company have reason to question the validity of the New Certificate of Incorporation or the Company’s capital structure effected thereby.

FACTUAL BACKGROUND

A. The Company Incorporates and Goes Public

2. Celularity is a Delaware corporation originally incorporated as a special purpose acquisition company (“SPAC”) on August 24, 2018, under the name “GX Acquisition Corp.” Celularity is a biotechnology company developing placental- derived allogenic cell therapies and biomaterial-based regenerative therapeutic products, targeting indications across cancer, infectious, and degenerative diseases.

3. On May 24, 2019, the Company filed a Form 8-K, announcing the consummation of its initial public offering (“IPO”). In connection with its IPO, the Company filed an Amended and Restated Certificate of Incorporation (attached hereto as Exhibit A, the “Old Certificate of Incorporation”). Section 4.1 of the Old Certificate of Incorporation set forth the Company’s authorized capital stock as follows:

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Ex. A at Art. IV, § 4.1 (emphasis in original).

B. The Company Enters into the Merger Agreement and the Special Meeting is Scheduled

4. On January 8, 2021, the Company entered into a merger agreement and plan of reorganization (the “Merger Agreement”), whereby the Company would acquire Celularity Inc. (the “Merger”). The New Certificate of Incorporation provided for a change in the Company’s name from GX Acquisition Corp. to Celularity Inc.

5. After entering into the Merger Agreement, the Company scheduled a special meeting of stockholders of the SPAC (the “Special Meeting”). Pursuant to its June 25, 2021

proxy statement (the “2021 Proxy Statement”), a copy of which is attached hereto as Exhibit B, stockholders would be asked to consider and vote on ten proposals at the Special Meeting. Among them were a series of “Charter Proposals” that the stockholders would be asked to vote on in connection with the Company’s plan to amend and restate the Old Certificate of Incorporation to read in its entirety as set forth in the New Certificate of Incorporation, which is attached hereto as Exhibit C, if the Merger was consummated. As the 2021 Proxy Statement disclosed, at the Special Meeting, the stockholders would be asked to vote on a proposal to increase the Company’s aggregate number of authorized shares of common stock from 110,000,000 shares to 730,000,000 shares, inclusive of a conversion of the Class B Common Stock into Class A Common Stock and an increase in the Class A Common Stock from 110,000,000 shares to 730,000,000 shares (the “Class A Increase Amendment”).

6. The 2021 Proxy Statement explained to the stockholders that the reason for the Class A Increase Amendment was that:

The greater number of authorized shares (Proposal No. 2) of capital stock is desirable for [the Company] to have sufficient shares to complete the [Merger]. Additionally, the [Company] Board believes that it is important for us to have available for issuance a number of authorized shares sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). The shares would be issuable for any corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock inventive plans, pursuant to which we may provide equity incentives to employees, officers and directors. The [Company] Board believes that these shares will provide us with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Ex. B at 168.

7. The 2021 Proxy Statement also provided that “[e]ach of the Charter Proposals are conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the special meeting.” Id. at 169. The voting standard for the approval and adoption of the Class A Increase Amendment would be as follows: “The affirmative vote of holders of a majority of the outstanding shares of GX Common Stock is required to approve each of the Charter Proposals.” Id.

C. The Merger is Approved at the Special Meeting and is Consummated Thereafter

8. The Special Meeting was held on July 14, 2021.

9. As of the record date for the Special Meeting, which determined the Company stockholders entitled to vote on the Merger and adoption of the Class A Increase Amendment at the Special Meeting, there were an aggregate of 19,767,504 shares of the Company’s common stock outstanding and entitled to vote. Ex. B at 17. Of the aggregate 19,767,504 outstanding shares of common stock, 12,580,044 were shares of Class A Common Stock and 7,187,500 were shares of Class B Common Stock. Id.

10. At the Special Meeting, 15,797,494 shares, or approximately 80% of the then-outstanding shares of the Company’s common stock entitled to vote were represented in-person or by proxy, constituting a quorum to conduct business at the Special Meeting. As disclosed in the Company’s July 14, 2021, Form 8-K (the “Results Form 8-K”), which is attached hereto as Exhibit D, the proposal to approve and adopt the Class A Increase Amendment received the affirmative vote of 14,170,201 shares, or approximately 89.7% of the outstanding shares entitled to vote and represented by proxy or in-person at the Special Meeting.

11. As a result, the Company believed that the Class A Increase Amendment had received the requisite stockholder approval.

12. Notwithstanding the fact that the 2021 Proxy Statement did not disclose that a separate vote of the Class A Common Stock was required, 6,982,701 shares, or approximately 55% of the outstanding shares of Class A Common Stock, were voted in favor of the Class A Increase Amendment.

13. As disclosed in the Company’s July 22, 2021 Form 8-K (the “Closing Form 8-K”), which is attached hereto as Exhibit E, the Merger was consummated on July 16, 2021 and the New Certificate of Incorporation was filed with the Delaware Secretary of State that same day.

14. Immediately prior to the Merger, each share of the Company’s Class B Common Stock converted into one share of Class A Common Stock. As a result, following the closing of the Merger, the Company had 122,487,170 shares of Class A Common Stock issued and outstanding, an amount which is in excess of the number of shares of Common Stock authorized in the Old Certificate of Incorporation. The Company’s Class A Common Stock now trades on the Nasdaq under the ticker symbol “CELU.”

15. As of March 9, 2023, the Company had 153,797,855 shares of Class A Common Stock outstanding.

D. The Boxed Decision

16. As mentioned above, this Court’s recent decision in Boxed calls into question the validity of the Class A Increase Amendment. There, the defendant corporation also sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed,

2022 WL 17959766, at *1. Before the stockholder vote however, the plaintiff in Boxed wrote a letter to the company’s board asserting that the voting standard provided for the amendment to the number of authorized shares of Class A common stock violated the voting rights of the Class A common stockholders under Section 242(b). Id. The company subsequently chose to amend its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change. Id.

17. In Boxed, the Court ultimately concluded that the company’s Class A common stock and Class B common stock were separate classes of capital stock, rather than series of stock, as the defendant asserted. Id. at *9. Thus, the Court held, under the “meritorious when filed” standard applicable under the corporate benefit doctrine, that “Class A and Class B are each a class of common stock, not series.” Id.

18. While the Court’s discussion in Boxed described above is not a final ruling on the merits, the opinion suggests that a reviewing court, if presented with the facts relevant here, may view the Company’s Class A Common Stock as a separate class of capital stock. Under that view, the Class A Increase Amendment would have required a separate vote of the Class A Common Stock. While the Company actually obtained the affirmative vote of a majority of the outstanding shares of Class A Common Stock on the Class A Increase Amendment, the 2021 Proxy Statement did not disclose that a separate vote of the Class A Common Stock was required to approve the Class A Increase Amendment.

19. As a result of the uncertainty regarding the issue raised in the Boxed decision, the validity of the Class A Increase Amendment, and the New Certificate of Incorporation, has become and will remain uncertain absent prompt relief from the Court.

E. The Court’s Authority Under Section 205(a)

20. Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3),(4). A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1). Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

21. Here, if a separate vote of the Class A Common Stock was required to approve the Class A Increase Amendment under Section 242(b)(2), the 2021 Proxy Statement did not disclose that such vote was required, which could be considered a failure of authorization. As a result, the filing of the New Certificate of Incorporation (which effected the Class A Increase Amendment), and all shares of the Class A Common Stock issued in reliance on the effectiveness thereof, may be invalid and would constitute defective corporate acts under Sections 204 and 205.

22. As such, the Court has the authority under Section 205 to validate the Class A Increase Amendment, the New Certificate of Incorporation, and all of the shares of Class A Common Stock issued by the Company in reliance on the validity and effectiveness of the New Certificate of Incorporation under Section 205.

F. The Validation Factors Set Forth in Section 205(d)

23. The Court may consider the factors set forth in Section 205(d) when determining whether to validate a defective corporate act. Section 205(d) provides:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1)
Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2)
Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3)
Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4)
Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5)
Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

24. Each factor set forth in Section 205(d) supports granting the relief sought in this Petition.

25. Factor One: Belief in the Amendment’s Validity. With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the Class A Increase Amendment was approved in accordance with Delaware law through the actions the Company took in connection with the Merger. After receiving the affirmative vote at the Special Meeting, the Company consummated the Merger and each of the transactions contemplated by the Merger. Moreover, the Company disclosed in the Results Form 8-K that the Class A Increase Amendment had been approved by the stockholders and the Merger was closed just two business days later in reliance on that approval. The Company also filed the New Certificate of Incorporation with the Delaware Secretary of State based on the belief that the Class A Increase Amendment was validly approved. At no point during these steps was the Company aware of any doubt or challenge as to the validity of the New Certificate of Incorporation, or the Class A Increase Amendment effected thereby. The Company has neither received any correspondence from a stockholder asserting that the Class A Increase Amendment was not approved in accordance with Delaware law, nor has the Company been involved in litigation where a stockholder has asserted such claim.

26. Factor Two: Treatment of the Amendment as Valid. With respect to the factor set forth in Section 205(d)(2), the Company and its board of directors have treated the Class A Increase Amendment as valid and effective, as evidenced by the Company’s public disclosures, including the Results Form 8-K and in numerous other public filings since the Merger where the Company has repeatedly represented that it has 730,000,000 shares of Class A Common stock currently authorized under the New Certificate of Incorporation.

27. Factor Three: No Harm Arising from Validation. With respect to the factor set forth in Section 205(d)(3), the Company has no reason to believe that any person would be harmed by validation of the New Certificate of Incorporation and all of the Company’s outstanding shares of Class A Common Stock issued in reliance upon the validity thereof. Rather, the purpose of validation is to provide certainty to the capital structure of the Company by ensuring that each person who currently believes they own shares of the Company’s Class A Common Stock does in fact own such shares.

28. Factor Four: Harm will Result if the Class A Increase Amendment is not Validated. With respect to the factor set forth in Section205(d)(4), there are many parties that would be harmed if the New Certificate of Incorporation, which effected the Class A Increase Amendment, is not validated by the Court as requested in the Petition.

29. As a result of the current uncertainty surrounding the New Certificate of Incorporation, and the Class A Increase Amendment effected thereby, it is not clear how many shares of Class A Common Stock the Company is currently authorized to issue. This uncertainty, if allowed to continue, could potentially cause market disruption, disturb the Company’s commercial relationships, impact the Company’s ability to offer competitive compensation, adversely affect strategic acquisitions or partnership opportunities and could potentially lead to consequent loss of value for the Company’s stockholders and loss of eligibility to remain listed on the Nasdaq.

30. The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s current and potential financing arrangements, as well as the Company’s current and future operational matters. The Company may be restrained from raising additional capital to execute its business plan and continue day-to-day operations. The uncertainty regarding the validity of the Company’s Class A Common Stock would likely prevent the Company from raising additional capital through the sale of additional securities. Moreover, the Company is required to file an annual report on Form 10-K by March 31, 2023 (the “Annual Report”). Because there now exists uncertainty regarding the validity of the Company’s Class A Common Stock, there is likewise uncertainty as to the statements and representations the Company is required to make in its Annual Report. This could in turn impact the ability of the Company’s auditors to provide their required consent for the filing of the Annual Report. The Company is also anticipated to hold its annual meeting on June 14, 2023 (the “Annual Meeting”). The Company needs confirmation of the number of shares of Class A Common Stock that are outstanding and eligible to vote in order to determine, with precision, the stockholders entitled to vote at the Annual Meeting and the outcome of any vote taken at the Annual Meeting. Absent clarity from this Court, the Company’s stockholders may be disenfranchised by the uncertainty.

31. Factor Five: “Other Factors” that Support Relief Sought. With respect to the factor set forth in Section 205(d)(5), there exists several “other factors” that support granting the relief sought in this Petition.

32. First, “self-help” ratification by the Company’s stockholders under Section 204 is likely not an efficient, nor effective alternative available to the Company. To the extent that the vote on the Class A Increase Amendment required the approval of the Class A Common Stockholders voting as a separate class from the Class B Common Stockholders, it is no longer feasible for the Company to obtain that vote through a Section 204 ratification process. Countless shares have traded in the open market since the closing of the Merger. Moreover, even if the self-help remedy available through Section 204 was available to the Company, the process would entail significant expense and delay, to the detriment of the Company and its stockholders. Additionally, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. See 8Del. C. § 204(e)(3). The Company understands that while the certificate of validation is being processed, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes, or make any other filings with the Delaware Secretary of State.

33. Second, the cloud of uncertainty looming over the Company is not isolated to only Celularity, as evidenced by the numerous recent filings of petitions for relief pursuant to Section 205. Rather, this Petition provides an opportunity to the Court to provide guidance as to whether current or potential stockholders of a similarly situated company can rely on such company’s capital structure. Granting the relief requested in the Petition may provide other SPACs a solution to a proven widespread problem. Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.

34. The Company therefore respectfully requests that this Court enter an order, validating and declaring effective the New Certificate of Incorporation and all of the

Company’s outstanding shares of Class A Common Stock issued in reliance on the effectiveness of the New Certificate of Incorporation.

COUNT ONE

(Validation of Defective Corporate Act and Putative Stock

Pursuant to 8 Del. C. § 205)

35. The Company repeats and reiterates the allegations set forth above as if fully set forth herein.

36. The Company is authorized to bring this Petition under8 Del. C. §205, which provides that this Court may determine the validity and effectiveness of any corporate act, defective corporate act and any putative stock.

37. The Company consummated the Merger and filed the New Certificate of Incorporation, which effected the Class A Increase Amendment, in the good faith belief that the New Certificate of Incorporation was adopted in compliance with Delaware law.

38. The Company has since treated the New Certificate of Incorporation, as well as the Class A Increase Amendment, as valid and has treated all acts in reliance on the New Certificate of Incorporation as valid.

39. The Company issued shares of Class A Common Stock in reliance on the effectiveness of the New Certificate of Incorporation, and has reflected those shares as issued and outstanding in all of its SEC filings, financial statements, and third party agreements requiring it to indicate the number of authorized shares of Class A Common Stock since the time they were issued.

40. The Company’s stockholders, directors, and employees, as well as the Company’s commercial partners, have relied on the effectiveness of the New Certificate of Incorporation and have treated all acts in reliance on the New Certificate of Incorporation as valid.

41. The Company has no reason to believe that any person would be harmed by the validation of the New Certificate of Incorporation and the shares of the Company’s Class A Common Stock issued to date in reliance on the New Certificate of Incorporation.

42. The results of the Special Meeting and the filing of the New Certificate of Incorporation, including the Class A Increase Amendment, were all disclosed publicly, and actions have been taken in reliance thereon.

43. As previously noted, the Company, its stockholders, and its future commercial prospects may be irreparably and significantly harmed absent urgent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A. Validating and declaring effective the New Certificate of Incorporation (and the Class A Increase Amendment effected thereby), including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;

B. Validating and declaring effective any and all shares of Class A Common Stock issued at or after the filing of the New Certificate of Incorporation in reliance on the effectiveness of the New Certificate of Incorporation, including the 122,487,170 shares of Class A Common Stock issued by the Company in connection with or after the Merger, in each case as of the date and time of the original issuance of such shares of Class A Common Stock; and

C. Granting such other and further relief as this Court deems proper.

Dated: March 14, 2023

/s/ Kevin M. Gallagher

Rudolf Koch (#4947)

Kevin M. Gallagher (#5337) Kevin M. Kidwell (#6988)

RICHARDS, LAYTON &FINGER, P.A.

920 North King Street Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Petitioner Celularity Inc.